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                                  EXHIBIT 10.1

                    EMPLOYMENT AGREEMENT, DATED JULY 1, 1996

                      BETWEEN MIRAGE COLLECTION, INC. AND

                                   SAIMA KHAN
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                              EMPLOYMENT CONTRACT
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Saima Khan, referred to as EMPLOYEE, and Mirage Collection, Inc., referred to as
EMPLOYER, agree:

EMPLOYEE is engaged to act as President for Mirage Collection, Inc., beginning on July 1, 1996.

EMPLOYEE shall receive a salary of $2,000 per month, subject to attendance and leave policies as adopted from time to time by EMPLOYER.

EMPLOYEE shall receive a car allowance of $500 per month.

EMPLOYEE shall also be granted stock options in the Company based on performance and profits generated.

EMPLOYEE shall be entitled to 20% of net profits of Mirage Collection, Inc.'s payables on an annual basis.

EMPLOYER may, during the course of the EMPLOYEE'S service, reveal certain confidential/trade secret or proprietary information to EMPLOYEE. The items which are confidential/trade secret or proprietary information shall be identified as confidential.

EMPLOYEE shall, for a period of six months after termination, not accept employment with the following firms: all direct competitors.

EMPLOYEE agrees that the duties herein shall be full time. EMPLOYEE shall not engage in other business ventures or employment without the prior approval of EMPLOYER.

EMPLOYEE agrees to promptly disclose to EMPLOYER any inventions or processes discovered by the EMPLOYEE which are made at the behest or in connection with the duties of the employee, or which are reasonably related to the EMPLOYER during the term of employment, and shall assign all rights in said inventions or processes to EMPLOYER.

EMPLOYEE shall execute any documents reasonably requested by EMPLOYER for patents or other legal steps which EMPLOYER may desire to perfect its rights in the inventions.

EMPLOYER may terminate this agreement upon 60 days notice to EMPLOYEE. Upon termination, EMPLOYEE shall return all materials from EMPLOYER to EMPLOYER.

Any disputes under this agreement, including those relating to noncompetition shall be submitted to arbitration with a single arbitrator under the rules of the American Arbitration Association. Any ruling made by the arbitrators shall be final and may be entered as a judgment in any court of competent jurisdiction.

Agreed on this, the          1st         day of          July
                     -------------------         --------------------,1996


/s/
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Saima Khan, by an authorized officer

/s/
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Mirage Collection, Inc.